UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): February 11, 2022

Energy Vault Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4360 Park Terrace Drive

Suite 100

Westlake Village,California 93161

(Address of Principal Executive Offices) (Zip Code)

(805) 852-0000

(Registrant’s telephone number, including area code)

Novus Capital Corporation II

8556 Oakmont Lane

Indianapolis, IN 46260

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NRGV	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for shares of common stock at an exercise price of $11.50 per share	NRGV WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On February 11, 2022 (the “Closing Date”), Energy Vault Holdings, Inc., a Delaware corporation (formerly known as Novus Capital Corporation II) (the “Company”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), dated September 8, 2021, by and among Novus Capital Corporation II (“Novus”), NCCII Merger Corp., a wholly owned subsidiary of Novus incorporated in the State of Delaware (“Merger Sub”), and Energy Vault, Inc., a Delaware corporation (“Energy Vault”). At the Closing, Merger Sub merged with and into Energy Vault, with Energy Vault surviving the merger as a wholly owned subsidiary of the Company (the “Merger” and collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). As a result of the Business Combination, Energy Vault became a wholly owned subsidiary of the Company.

In connection with Special Meeting and the Business Combination, holders of 24,670,922 shares of Novus Class A common stock, par value $.0001 per share (“Novus Common Stock”), or 85.8% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $246,709,220.

Pursuant to the terms of the Business Combination Agreement, each stockholder of Energy Vault received 6.7735 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and the contingent right to receive certain Earn Out Shares (as defined below), for each share of Energy Vault common stock, par value $0.0001 per share, owned by such Energy Vault stockholder that was outstanding immediately prior to the Closing. In addition, certain investors purchased an aggregate of 19,500,005 shares of Common Stock (such investors, the “Subscribers”) concurrently with the Closing for an aggregate purchase price of $195,000,050. Additionally, at the Closing, after giving effect to the forfeiture contemplated by the Sponsor Restricted Stock Agreement (as defined below), each outstanding share of the Company’s Class B common stock, par value $0.0001 per share (“Founder Shares”), was converted into a share of Common Stock on a one-for-one basis.

In addition, pursuant to the terms of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (1) options to purchase shares of common stock of Energy Vault were converted into options to purchase an aggregate of 1,179,848 shares of Common Stock at a weighted average exercise price of $ 0.71 per share, (2) restricted stock units to acquire shares of common stock of Energy Vault were converted into restricted stock units that represent the right to acquire an aggregate of 7,284,511 shares of Common Stock and (3) awards of outstanding restricted shares of Energy Vault Common Stock issued pursuant to a grant agreement under Energy Vault’s 2017 Stock Incentive Plan or otherwise, whether vested or unvested, were converted into restricted stock awards with respect to an aggregate of 609,615 shares of Common Stock.

During the time period between the Closing Date and the third anniversary of the Closing, eligible former equityholders of Energy Vault may receive up to 9,000,000 additional shares of Common Stock (the “Earn Out Shares”) in the aggregate in three equal tranches upon the achievement of certain earn out targets (as further described in the Business Combination Agreement).

In connection with the Closing, the Company changed its name from “Novus Capital Corporation II” to “Energy Vault Holdings, Inc.”. Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Energy Vault and its subsidiaries, after the Closing, and “Novus” refers to the registrant prior the Closing.

The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 9, 2021, and is incorporated herein by reference. A more detailed description of the Business Combination can be found in the sections titled “The Business Combination Agreement” and “Certain Agreements Related to the Business Combination”in the Company’s definitive proxy statement/prospectus filed with the SEC on January 21, 2022 (the “Proxy Statement/Prospectus”) prepared in connection with the solicitation of the proxies from the Company’s stockholders to approve, among other things, the Business Combination.

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the Closing, the Company, certain persons and entities holding securities of the Company prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Common Stock pursuant to the Business Combination (the “New Holders” and together with the Initial Holders, the “Reg Rights Holders”) entered into that amended and restated registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed that, no later than the earlier of (i) 30 calendar days after the Closing and (ii) 20 business days following the Closing, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”), and the Company shall use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. In certain circumstances, the Initial Holders and the New Holders may each demand up to two additional registrations, which may be underwritten offerings, and all of the Reg Rights Holders will be entitled to piggyback registration rights.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreements

In connection with the Closing, certain stockholders of the Company entered into agreements (the “Lock-Up Agreements”) pursuant to which they agreed, subject to certain exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with regards to any shares of Common Stock held by them immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Combined Company Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Common Stock held by them immediately after the Effective Time (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) provided, however, that with respect to the initial stockholders of Novus, including Novus’s officers and Novus’s directors, listed on Schedule C of the Business Combination Agreement (the “Novus Initial Stockholders”) and NCCII Co-Invest LLC (an affiliate of Cowen and Company, LLC and together with the Novus Initial Stockholders, the “Founders”), the Lock-up Shares are limited to the 6,468,750 shares of Common Stock into which the Founder Shares held by them automatically convert into upon the Closing (after giving effect to the forfeiture of 718,750 Founder Shares), 5,166,666 private placement warrants held by the Founders and the shares of Common Stock issuable upon exercise of such warrants. With respect to 50% of the Lock-up Shares (half of which may be Restricted Shares, as defined below) (the “Early Release Shares”), the Lock-Up Period (as defined in the Lock-Up Agreement) shall terminate 180 days after the Closing. With respect to the shares held by any signatory of the Lock-Up Agreement that are not Early Release Shares, the Lock-Up Period shall terminate 365 days after the Closing. With respect to the 5,166,666 private placement warrants held by the Founders and the shares of Common Stock issuable upon exercise of such warrants, the Lock-Up Period shall terminate 180 days after the Closing.

The foregoing description of the Lock-Up Agreements is a summary only and is qualified in its entirety by reference to the form of Lock-Up Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Sponsor Restricted Stock Agreement

In connection with the Closing, the Novus Initial Stockholders and certain stockholders of Energy Vault entered into agreements (the “Sponsor Restricted Stock Agreement”) pursuant to which they agreed that the 4,851,563 Founder Shares subject to vesting and forfeiture restrictions set forth in the Sponsor Restricted Stock Agreement (collectively, the “Restricted Shares”) shall be subject to the transfer restrictions set forth therein until satisfaction of the following trigger events (each, a “Triggering Event”):

(a)	808,594 Founder Shares (approximately 11.25% of the Founder Shares) shall be released upon the date on which (x) the closing price of the Common Stock (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) exceeds $12.50 per share for any 20 trading days within a 30-trading day period occurring from the announcement of the purchase of an aggregate of 20,000,005 shares of Common Stock for a purchase price of $10.00 per share and $200,000,050 in the aggregate (the “PIPE”) through the thirty-six (36) month anniversary of the Closing Date or (ii) the closing of a sale, merger, the remaining Lock-Up Shares liquidation, or exchange offer transaction after the closing date of the Business Combination which results in the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property having a value of at least $12.50 per share.

(b)	808,594 Founder Shares (approximately 11.25% of the Founder Shares) shall be released upon the date on which (x) the closing price of the Common Stock (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) exceeds $15.00 per share for any 20 trading days within a 30-trading day period occurring from the announcement of the PIPE through the thirty-six (36) month anniversary of the Closing Date or (ii) the closing of a sale, merger, the remaining Lock-Up Shares liquidation, or exchange offer transaction after the closing date of the Business Combination which results in the stockholders of the Company having the right to exchange their shares of Common Stock for cash securities or other property having a value of at least $15.00 per share.

(c)	3,234,375 Founder Shares (45.0% of the Founder Shares), shall be subject to forfeiture (the “Forfeiture Percentage”) proportionately with redemptions of cash from the Trust Account held by the Trustee in excess of $25,000,000. The Forfeiture Percentage shall be calculated by (1) dividing (A) the aggregate dollar amount of cash redeemed from the Trust Account in excess of $25,000,000 by (B) $287,500,000 and then (2) multiplying the quotient obtained in subsection (c)(1) by 45.0% of the Founder Shares. Notwithstanding the foregoing, in the event that more than 26,250,000 shares of Novus Common Stock are redeemed from the Trust Account (resulting in $262,500,000 of cash redeemed from the Trust Account assuming a redemption price of $10.00 per share), such 3,234,375 Founder Shares shall be forfeited in lieu of applying the Forfeiture Percentage.

The remaining 1,617,188 Founder Shares (approximately 22.5% of the Founder Shares) are not Restricted Shares and are not subject to the vesting restrictions or forfeiture provisions set forth in clauses (a)-(c) above.

The Novus Initial Stockholders forfeited an aggregate of 3,212,980 Founder Shares pursuant to the Sponsor Restricted Stock Agreement.

The foregoing description of the Sponsor Restricted Stock Agreement is a summary only and is qualified in its entirety by reference to the form of Sponsor Restricted Stock Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. The material provisions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement” beginning on page 129, which is incorporated by reference herein.

On the Closing Date, the Company consummated the previously announced Merger pursuant to the Business Combination Agreement. Holders of 24,670,922 shares of Common Stock sold in Novus’s initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Novus’s initial public offering, calculated as of two business days prior to the Closing, or approximately $10.00 per share and $246,709,220 in the aggregate.

In September 2021, December 2021 and January 2022, Novus entered into subscription agreements (collectively, the “Subscription Agreements”) pursuant to which certain investors agreed to purchase an aggregate of 20,000,005 shares of Common Stock for a purchase price of $10.00 per share and $200,000,050 in the aggregate. At the Closing, the Company consummated the PIPE and the Subscribers received an aggregate of 19,500,005 shares of Common Stock at a purchase price of $10.00 per share pursuant to the terms of the Subscription Agreements. There was one defaulting investor.

In addition, pursuant to the Sponsor Restricted Stock Agreements entered into by the Novus Initial Stockholders and the Company in connection with Closing, immediately prior to the Closing, the Novus Initial Stockholders (i) surrendered to the Company, for no consideration and as a capital contribution to the Company, 3,212,980 Founder Shares held by them (on a pro rata basis), whereupon such shares were immediately canceled, and (ii) subjected 1,617,188 additional Founder Shares (including Common Stock issued in exchange therefor in the Merger) held by them to potential forfeiture in accordance with the terms of such Sponsor Restricted Stock Agreements. Upon the Closing, all outstanding Founder Shares converted into Common Stock on a one-for-one basis and the Founder Shares ceased to exist.

As consideration for the Merger, an aggregate of 106,318,576 shares of Common Stock were issued to Energy Vault’s stockholders and up to an aggregate of 9,000,000 additional shares of Common Stock may be issued to former equityholders of Energy Vault if certain conditions (as described in the Business Combination Agreement) are fully satisfied.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

•	133,633,288 shares of Common Stock, including 3,974,520 Restricted Shares;

•	1,179,848 stock options, each exercisable for one share of Common Stock at a weighted average price of $0.71 per share;

•	7,284,511 restricted stock units, each representing the right to receive one share of Common Stock;

•	9,583,333 public warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (the “Public Warrants”); and

•	5,166,666 private placement warrants, each exercisable for one share of Common Stock at a price of $11.50 per share.

As of the Closing Date, the Founders owned an aggregate of 3,974,520 shares of Common Stock and 5,166,666 private placement warrants.

The Company’s Common Stock and Public Warrants commenced trading on the New York Stock Exchange (“NYSE”) under the symbols “NRGV” and “NRGV WS” on February 14,, 2022, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in Energy Vault. Accordingly, pursuant to Item 2.01(f) of Form 8-K, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included or incorporated by reference in this Current Report on Form 8-K may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding its and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included or incorporated by reference in this Current Report on Form 8-K may include, for example, statements about:

●	the expected benefits of the Business Combination;

●	the Company’s financial and business performance , including financial projections and business metrics;

●	changes in Energy Vault’s strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model and growth strategy;

●	the Company’s customer pipeline;

●	the Company’s ability to develop and maintain its brand and reputation;

●	the addressable market for the Company’s products and services, including the EVx and EVRC systems and its software;

●	developments and projections relating to the Company’s competitors and industry;

●	the impact of health epidemics, including the COVID-19 pandemic, on the Company’s business and the actions it may take in response thereto;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	expectations regarding the time during which the Company will be an emerging growth company under the JOBS Act;

●	the Company’s future capital requirements and sources and uses of cash;

●	the Company’s ability to obtain funding for its operations and future growth; and

●	the Company’s business, expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against the Company following the Closing of the Business Combination and transactions contemplated thereby;

●	the ability to maintain the listing of the Common Stock on the NYSE following the Business Combination;

●	the risk that the Business Combination disrupts current plans and operations of the Company as a result of the consummation of the transactions described herein;

●	risks relating to the uncertainty of the projected financial information with respect to the Company;

●	risks relating to the anticipated growth rates and market opportunities of the Company;

●	risks related to the rollout of the Company’s business and the timing of expected business milestones;

●	risks relating to changes in the demand for renewable energy and associated energy storage systems, both in the United States and internationally;

●	the implementation, market acceptance and success of the Company’s solutions, including the EVx and EVRC systems and any digital platform it may develop, and its technologies;

●	the Company’s ability to maintain and develop relationships with third-party partners;

●	Energy Vault’s ability to identify and complete sales with customers, including entering into sales agreements;

●	developments relating to the renewable energy and energy storage industry, including impacts arising from fuel prices and hydrocarbon fuel sources, which may make renewable energy less competitive in pricing;

●	the Company’s expectations regarding its ability to obtain, maintain and enforce its intellectual property and its ability not to infringe on the intellectual property rights of others;

●	the Company’s ability to comply with extensive, complex and evolving regulatory requirements applicable to the renewable energy and energy storage industry and environmental related risks with respect to any hazardous waste used in its custom-made composite block or “mobile masses”;

●	the Company’s ability to obtain and maintain governmental permits and approvals, including those needed for construction at any future project that the Company may obtain;

●	the Company’ ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Business Combination;

●	changes in applicable laws or regulations;

●	the effect of the COVID-19 pandemic and the measures taken in response thereto on Energy Vault’s business and the economy in general;

●	the ability of Energy Vault to execute its business model, including market acceptance of its systems and related services;

●	the Combined Company’s ability to raise capital;

●	the possibility that Novus or Energy Vault may be adversely affected by other economic, business, and/or competitive factors;

●	any changes to U.S. tax laws; and

●	other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 49 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

In addition, statements that the “Company believes” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based upon information available to the Company as of the date of this Current Report on Form 8-K, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Business and Properties

Energy Vault Business and Properties

The business and properties of Energy Vault prior to the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Information About Energy Vault” beginning on page 167, which is incorporated herein by reference.

Recent Developments

Commercial

In February of 2022, Energy Vault, announced a License and Royalty agreement for renewable energy storage with Atlas Renewable LLC (“Atlas Renewable”) and their majority investor China Tianying Inc. , an international environmental management and waste remediation corporation engaged in smart urban environmental services, resource recycling and recovery, and zero-carbon clean energy technologies. The agreement supports the deployment of our proprietary gravity energy storage technology and energy management software platform within mainland China and the Special Administrative Regions (SAR) of Hong Kong and Macau. In addition, Atlas Renewable has agreed to pay $50 million in licensing fees, to be paid in 2022, for use and deployment of Energy Vault’s gravity energy storage technology.

To our knowledge, ouragreement with Atlas Renewable represents the first gravity-based storage partnership between a U.S. and Chinese company for the deployment of the technology in China. The licensing agreement, which also marks a first of its kind for us, is for the use of our EVx and EVRC product platforms. The companies expect to start construction of the first 100MWh system in Q2 2022 at the selected site in Rudong, Jiangsu Province located outside of Shanghai. The companies will also assess the reuse of available waste materials such as coal combustion residuals, mine tailings, waste fiberglass and concrete debris as a beneficial re-use within the “mobile masses” used in the construction of the gravity energy storage systems.

Employees

Our stakeholders and employees have a shared passion to combat climate change through innovation in energy storage technologies. Our employees typically have significant industry experience in their respective areas of focus. As of December 31, 2021, we employed 73 full-time employees and 1 part-time employee, based primarily in our offices in Lugano, Switzerland, Westlake Village, California and Tysons Corner, Virginia. To date, we have not experienced any work stoppages and consider our employee relations to be in good standing. None of our employees are either represented by a labor union or subject to a collective bargaining agreement.

Properties

We have offices in Westlake Village, California and Lugano, Switzerland, with the Switzerland office serving as our international headquarters. The Lugano facility is under a month-to-month lease. The Westlake Village facility consist of approximately 15,767 square feet, and our current lease at the Westlake Village office was renewed and expanded from 7,700 square feet on December 1, 2021. The lease expires in November 2028.

Novus Business and Properties

The business and properties of Novus are described in the sections titled “Part I, Item 1. Business” and “Part I, Item 2. Properties” in Novus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 10, 2022 (the “Form 10-K”), which are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 49 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Energy Vault prior to the Business Combination is included in the Proxy Statement/Prospectus in the section titled “Energy Vault’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 186, which is incorporated herein by reference. Management’s discussion and analysis of the financial condition and results of operation of the Company prior to the Business Combination is included in the Form 10-K in the section titled “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Executive Compensation

Novus Executive Officer and Director Compensation

Detailed information regarding the compensation of Novus’s named executive officers and directors for the year ended December 31, 2021 is described in the Proxy Statement/Prospectus in the section titled “Energy Vault’s Executive Compensation—Novus Executive Officer and Director Compensation” beginning on page 177, which is incorporated by reference herein.

Energy Vault Executive Officer and Director Compensation

Detailed information regarding the compensation of Energy Vault’s named executive officers and directors for the year ended December 31, 2021 is described in the Proxy Statement/Prospectus in the section titled “Energy Vault’s Executive Compensation—Energy Vault Executive Officer and Director Compensation” beginning on page 177, which is incorporated by reference herein.

Executive Officer and Director Compensation Following the Business Combination

Detailed information regarding the compensation of the Company’s named executive officers and directors following the consummation of the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Energy Vault's Executive Compensation—Energy Vault Executive Officer and Director Compensation” beginning on page 177 of the Proxy Statement/Prospectus, which is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock immediately following the Closing, by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each current named executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 133,633,288 shares of Common Stock issued and outstanding as of immediately following the Closing.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock. Unless otherwise indicated, the business address of each of the directors and executive officers of each of the directors and executive officers of the Company is 4360 Park Terrace Drive, Suite 100, Westlake Village, California 93161.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Named Executive Officers and Directors
Robert Piconi (1)	14,841,504	11.1%
Andrea Pedretti (2)	3,561,120	2.6%
Marco Terruzzin (3)	609,615	*
Henry Elkus (4)	9,727,259	7.3
Bill Gross (5)	15,583,548	11.7
Zia Huque (6)	7,462,364	5.6%
Thomas Ertel	—	—
Mary Beth Mandanas	—	—
Larry M. Paulson (7)	1,165,756	*
All Directors and Executive Officers of the Combined Company as a Group (14 individuals) (8)	53,673,896	39.4%
Five Percent Holders
Helena (9)	9,727,259	7.3%
Idealab Studio, LLC (10)	15,583,548	11.7%
NeoTribe Ventures I, L.P. for itself and as nominee for NeoTribe Associates I, L.P.(11)	9,276,423	6.9%
Prime Movers Lab (12)	7,462,364	5.6%
SoftBank Vision Fund (AIV M2) L.P. acting by its manager, SB Investment Advisers (UK) Limited (13)	18,535,631	13.9%

*	Less than one percent

(1)	Consists of (i) 6,225,612 shares of Common Stock held of record by Mr. Piconi; (ii) 4,307,946 shares of Common Stock held of record by the Piconi Family 2021 Delaware Trust for which Mr. Piconi serves as investment advisor; and (iii) 4,307,946 shares of Common Stock held of record by the Piconi 2021 Delaware Trust for which Mr. Piconi serves as investment advisor.

(2)	Consists of (i) 1,217,713 shares of Common Stock and (ii) 2,343,407 shares of Common Stock issuable pursuant to restricted stock units that will be vested within 60 days of February 11, 2022.

(3)	Consists of 609,615 shares of Common Stock, of which 294,931 may be repurchased by the Company.

(4)	Consists of (a) 1,608,009 shares of Common Stock held directly by Helena ZePak EV LLC; (b) 4,715,887 shares of Common Stock held directly by HSI Energy Vault I LLC; (c) 1,867,677 shares of Common Stock held directly by HSI Energy Vault II LLC; (d) 233,455 shares of Common Stock held directly by HSI EV Brasil LLC; (e) 1,190,327 shares of Common Stock held directly by HSI Puma LLC; and (f) 111,904 shares of Common Stock held directly by EN Fund I, A Series of Helena Special Investments AL Ventures, LP (each such entities, an “Helena Affiliate”). Helena Special Investments LLC has voting and dispositive control over the shares held by each Helena Affiliate, and Helena Special Investments LLC and Mr. Elkus may each be deemed to be the beneficial owner of such securities. The business address of this stockholder is 515 S. Flower St. Suite 5100, Los Angeles, CA 90071.

(5)	Consists of 15,583,548 shares of Common Stock held directly by Idealab Studio, LLC. The business address of this stockholder is 130 West Union Street, Pasadena, CA 91103. Bill Gross is chairman of the board and chief executive officer of Idealab Studio, LLC. As such, Mr. Gross may be deemed to have or share beneficial ownership of the common stock held directly by Idealab Studio, LLC. Mr. Gross disclaims any such beneficial ownership of such securities.

(6)	Consists of (a) 1,245,077 shares of Common Stock held directly by Energy Vault PML SPV 1 LP; and (b) 6,217,287 shares of Common Stock held directly by Prime Movers Growth Fund I, LP. The business address of this stockholder is PO Box 12829, Jackson, WY 83002.

(7)	Mr. Paulson holds Initial Stockholder Shares through the Larry M Paulson and Gretchen V Paulson Family Trust dated Sept 4, 2019, and any amendments thereto, of which he is a trustee. Consequently, Mr. Paulson may be deemed to be the beneficial owner of such. He disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. The number of shares held post-Business Combination includes shares issuable upon exercise of 556,500 private warrants held by Larry M Paulson and Gretchen V Paulson Family Trust dated Sept 4, 2019 that become exercisable 30 days after the completion of the Business Combination.

(8)	Consists of (i) 50,051,258 shares of Common Stock, of which 294,391 may be repurchased by the Company, (ii) 3,066,138 shares of Common Stock issuable pursuant to restricted stock units that will be vested within 60 days of February 11, 2022, and (iii) shares issuable upon exercise of 556,500 private warrants.

(9)	See footnote 4.

(10)	See footnote 5.

(11)	Consists of 9,276,423 shares of Common Stock to be issued in exchange held directly by NeoTribe Ventures I, L.P. for itself and as nominee for NeoTribe Associates I, L.P. The business address of this stockholder is 2477 Sand Hill Road, Suite 150, Menlo Park, CA 94025.

(12)	See footnote 6.

(13)	Consists of 18,535,631 shares of Common Stock held directly by SoftBank Vision Fund (AIV M2) L.P. acting by its manager, SB Investment Advisers (UK) Limited. The business address of this stockholder is 1 Circle Star Way, San Carlos, CA 94070.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately following the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 230, which is incorporated herein by reference.

Directors

Effective as of immediately prior to the Effective Time, in connection with the Business Combination, the size of the Board of Directors (the “Board”) was increased from six members to seven members. Effective as of immediately after the Effective Time, Robert Piconi, Larry Paulson, Henry Elkus, Bill Gross, Zia Huque, Thomas Ertel and Mary Beth Mandanas were appointed to serve as directors of the Company. Mr. Paulson and Ms. Mandanas were appointed to serve as Class I directors, each with a term expiring at the Company’s annual meeting of stockholders in 2022; Messrs. Huque, Elkus and Ertel were appointed to serve as Class II directors, each with a term expiring at the Company’s annual meeting of stockholders in 2023; and Mr. Piconi and Mr. Gross were appointed to serve as Class III directors, each with a term expiring at the Company’s annual meeting of stockholders in 2024. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 230 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Independence of Directors

The Company’s Board has determined that each member of the Board, other than Robert Piconi, is independent within the meaning of Section 303.A.02 of the NYSE Listing Manual and applicable SEC rules.

Committees of the Board of Directors

Effective as of the Effective Time, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Effective as of the Effective Time, the Board appointed Mr. Ertel, Ms. Mandanas and Mr. Huque were appointed to serve on the Audit Committee, with Mr. Ertel as chairperson. The Board appointed Mr. Paulson, Mr. Huque and Mr. Ertel to serve on the Compensation Committee, with Mr. Paulson as chairperson. Ms. Mandanas, Mr. Elkus and Mr. Paulson were appointed to serve on the Nominating and Corporate Governance Committee, with Ms. Mandanas as chairperson.

Executive Officers

The Company’s directors and executive officers are described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 230 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Certain Relationships and Related Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the sections titled “Certain Energy Vault Relationships and Related Party Transactions” beginning on page 198 and “Certain Novus Relationships and Related Party Transactions” beginning on page 227, which are each incorporated herein by reference.

The independence of directors and identification of any non-independent directors that are on any of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described in the section above titled “Directors and Executive Officers” of this Current Report on Form 8-K, which is incorporated herein by reference.

On February 14, 2022, Energy Vault entered into a consulting services agreement with EVFY, Inc. (“EVFY”), an affiliate of Marco Terruzzin, the Company’s chief product officer. EVFY has agreed to provide consulting services relating to identify business opportunities and engage with potential customers in exchange for $30,000 per month during the term of such contract. Energy Vault’s contract with EVFY has a 36-month term, and either party may terminate such contract for convenience upon thirty days’ notice starting from the one month anniversary of the effective date of the contract.

Legal Proceedings

The description of legal proceedings is included in the Proxy Statement/Prospectus in the section entitled “Information About Energy Vault—Legal Proceedings”on page 176, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Common Stock and warrants were historically quoted on NYSE under the symbols “NXU” and “NXU WS,” respectively. On February 14, 2022, the Company’s Common Stock and warrants began trading on the NYSE under the new trading symbols of “NRGV” and “NRGV WS”, respectively. Novus’s publicly traded units automatically separated into their component securities upon the Closing and, as a result, such units no longer trade as a separate security and were delisted from the NYSE.

Prior to the Closing, there was no established public trading market for Energy Vault’s common stock.

Holders of Record

As of the Closing Date and following the completion of the Business Combination and the redemption of public shares described above, the Company had 133,633,288 shares of Common Stock issued and outstanding held of record by 133 holders, 14,749,999 warrants outstanding held of record by 12 holders and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “Securities Authorized for Issuance under Novus Equity Compensation Plans” and “Securities Authorized for Issuance Under Equity Compensation Plans” beginning respectively on pages 177 and 162 thereof, which is incorporated herein by reference. As described below under Item 5.02 of this Current Report on Form 8-K, the Company’s 2022 Equity Incentive Plan and the material terms thereunder were approved by Novus’s stockholders at the special meeting.

Dividends

The Company has not paid any cash dividends on the Common Stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. The Company does not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future. Further, the ability of the Company to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities

A description of the Company’s securities is in the Proxy Statement/Prospectus in the section titled “Description of Securities” beginning on page 237, which is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth in the section entitled “Indemnity Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Further information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of Securities—Limitation on Liability and Indemnification of Directors and Officers” beginning on page 246 and is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in the Introductory Note and Item 2.01 of this Current Report on Form 8-K with respect to the issuance of Common Stock to the Subscribers is incorporated herein by reference. The 19,500,005 shares of Common Stock issued to the Subscribers were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference.

As disclosed in Item 2.01, the Company’s Common Stock and Warrants commenced trading on the NYSE under the symbols “NRGV” and “NRGV WS” on February 14, 2022.

Item 4.01	Changes in Registrant’s Certifying Accountant

On February 14, 2022 the Board dismissed Marcum LLP (“Marcum”), Novus’s independent registered public accounting firm prior to the Business Combination.

Marcum’s report on the Company’s financial statements as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from September 29, 2020 (inception) through December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph as to the Company's ability to continue as a going concern.

During the period from September 29, 2020 (Inception) through December 31, 2021 and the subsequent period through February 14, 2022, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than the material weakness in internal controls identified by management related to the accounting for certain complex features of the Class A common stock and warrants issued by the Company. This material weakness resulted in the restatement of the Company's audit as of February 8, 2021 and its interim financial statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of the letter from Marcum is attached as Exhibit 16.1 to this Current Report on Form 8-K

On February 14, 2022, the Board approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. BDO served as the independent registered public accounting firm of Energy Vault prior to the Business Combination.

During the period from September 29, 2020 (inception) through December 31, 2020 and through February 14, 2022, neither the Company nor anyone on the Company’s behalf consulted BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 5.01	Changes in Control of the Registrant

The information set forth above under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Executive Compensation” and “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference.

Energy Vault Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Plan”)

At the Special Meeting, the stockholders of the Company considered and approved the 2022 Plan. The 2022 Plan was also approved by the Board on February 11, 2022. The 2022 Plan became effective upon the Closing.

A description of the 2022 Plan is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 3 — The Equity Incentive Plan Proposal” beginning on page 158 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2022 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2022 Plan, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 14, 2022, the Company amended and restated its amended and restated certificate of incorporation (as so amended and restated, the “Second A&R Charter”) and its amended and restated bylaws (as so amended and restated, the “Second A&R Bylaws”).

Copies of the Second A&R Charter and the Second A&R Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. Upon the filing of the Second A&R Charter, the Company’s Class A Common Stock became Common Stock.

The material terms of each of the Second A&R Charter and the Second A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the section titled “Proposal No. 2— The Charter Proposals” beginning on page 153 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.06	Change in Shell Company Status

As a result of the Merger, which fulfilled the definition of a business combination as required by Novus’s amended and restated certificate of incorporation, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “The Business Combination Agreement” beginning on page 129 of the Proxy Statement/Prospectus, and “Certain Agreements Related to the Business Combination” beginning on page 141, of the Proxy Statement/Prospectus, which are each incorporated herein by reference. Further reference is made to the information contained in Item 2.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Energy Vault as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 are included in the Proxy Statement/Prospectus beginning on page F-2, which is incorporated herein by reference.

The unaudited condensed consolidated financial statements of Energy Vault as of and for the nine months ended September 30, 2021 are included in the Proxy Statement/Prospectus beginning on page F-31, which is incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of Novus Capital Corporation II as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

(d) Exhibits.

Exhibit		Incorporated by Reference
Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date

2.1	Business Combination Agreement and Plan of Reorganization, dated September 8, 2021, by and among Novus, Merger Sub and Energy Vault	Form 8-K	001-39982	2.1	September 9, 2021
3.1**	Amended and Restated Bylaws of Energy Vault Holdings, Inc.
3.2**	Amended and Restated Certificate of Incorporation of Energy Vault Holdings, Inc.
4.1	Warrant Agreement, dated February 3, 2021, by and between Continental Stock Transfer & Trust Company and Novus	Form 8-K	001-39982	4.1	February 8, 2021
10.1	Investment Management Trust Agreement, dated February 3, 2021, by and between Continental Stock Transfer & Trust Company and Novus	Form 8-K	001-39982	10.2	February 8, 2021
10.2**	Amended and Restated Registration Rights Agreement, by and among the Company and certain stockholders and equityholders of the Company
10.3	Form of PIPE Subscription Agreement	Form 8-K	001-39982	10.3	September 9, 2021
10.4**	Form of Lock-Up Agreement
10.5**	Sponsor Restricted Stock Agreement, by and among Novus, Novus Initial Stockholders and Energy Vault

10.6#	Energy Vault Holdings, Inc. 2022 Equity Incentive Plan	Form S-4	333-260307	10.13	December 30, 2021
10.7**#	Consulting Agreement dated as of February 14, 2022, by and between Energy Vault, Inc. and EVFY, Inc.
10.8#	Energy Vault, Inc. 2017 Stock Incentive Plan	Form S-4	333-260307	10.15	October 18, 2021
10.9#	Energy Vault, Inc. 2020 Stock Plan	Form S-4	333-260307	10.16	October 18, 2021
10.10#	Offer Letter, dated September 16, 2019, by and between Energy Vault, Inc. and Robert Piconi.	Form S-4	333-260307	10.17	October 18, 2021
10.11#	Employment Agreement, dated January 1, 2018, by and between Energy Vault SA and Robert Piconi.	Form S-4	333-260307	10.18	October 18, 2021
10.12#	Amendment No. 1 to Employment Agreement, dated December 4, 2020, by and between Energy Vault SA and Robert Piconi.	Form S-4	333-260307	10.19	October 18, 2021
10.13#	Amendment No. 2 to Employment Agreement, dated December 4, 2020, by and between Energy Vault SA and Robert Piconi.	Form S-4	333-260307	10.20	October 18, 2021
10.14#	Offer Letter, dated September 17, 2019, by and between Energy Vault, Inc. and Marco Terruzzin.	Form S-4	333-260307	10.21	October 18, 2021
10.15#	Offer Letter, dated October 12, 2020, by and between Energy Vault, Inc. and Andrea Pedretti.	Form S-4	333-260307	10.22	October 18, 2021
10.16#	Employment Agreement, dated August 1, 2019, by and between Energy Vault SA and Andrea Pedretti	Form S-4	333-260307	10.23	October 18, 2021
10.17#	Offer Letter, dated February 11, 2021, by and between Energy Vault, Inc. and Christopher Wiese.	Form S-4	333-260307	10.26	October 18, 2021
10.18#	Offer Letter, dated March 29, 2021, by and between Energy Vault, Inc. and Andrea Wuttke.	Form S-4	333-260307	10.28	October 18, 2021
10.19#	Offer Letter, dated August 27, 2021, by and between Energy Vault, Inc. and Richard Espy.	Form S-4	333-260307	10.29	October 18, 2021
10.20#	Offer Letter, dated August 30, 2021, by and between Energy Vault, Inc. and Gonca Icoren.	Form S-4	333-260307	10.30	October 18, 2021
10.21†	Series B-1 Preferred Stock Purchase Agreement, dated December 22, 2020, by and among Energy Vault, Inc. and the purchasers listed on Exhibit A thereto.	Form S-4	333-260307	10.31	October 18, 2021
10.22†	Series C Preferred Stock Purchase Agreement, dated August 30, 2021, by and among Energy Vault, Inc. and the purchasers listed on Exhibit A thereto.	Form S-4	333-260307	10.32	October 18, 2021

10.23†	Amended and Restated Investor Rights Agreement, dated August 30, 2021, by and among Energy Vault, Inc. and the investors listed on Schedule A thereto.	Form S-4	333-260307	10.33	October 18, 2021
10.24†	Lease Agreement, dated October 15, 2019, by and between Westlake Partners and Energy Vault, Inc.	Form S-4	333-260307	10.34	October 18, 2021
10.25†	Lease Agreement, dated October 14, 2019, by and between Castim SA and Energy Vault SA.	Form S-4	333-260307	10.35	October 18, 2021
10.26	Amendment to Lease Agreement, dated June 26, 2020, by and between Castim SA and Energy Vault SA.	Form S-4	333-260307	10.36	October 18, 2021
10.27	Extension to Lease Agreement, dated September 30, 2021, by and between Castim SA and Energy Vault SA.	Form S-4	333-260307	10.37	October 18, 2021
10.28#	Offer Letter, dated September 30, 2021, by and between Energy Vault, Inc. and John Jung	Form S-4	333-260307	10.38	November 24, 2021
10.29	Order #1 dated as of September 7, 2021, by and between Palantir Technologies, Inc. and Energy Vault, Inc.	Form S-4	333-260307	10.39	November 24, 2021
10.30†*	Energy Storage System Agreement, dated October 25, 2021, by and between DG Fuels, LLC and Energy Vault, Inc.	Form S-4	333-260307	10.40	November 24, 2021
10.31**	Office Lease dated as of November 15, 2021, by and between Energy Vault, Inc. and AusLo Properties LLC
16.1**	Letter from Marcum, LLP
21.1**	List of Subsidiaries
99.1**	Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Indicates management contract or compensatory plan or arrangement.

*	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

**	Filed herewith.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

By:	/s/ Robert Piconi
Name: Robert Piconi
Title: Chief Executive Officer

Date: February 14, 2022